World Funds Trust - 485BPOS

Exhibit 99(g)(7)

Dated: February 18, 2021

EXHIBIT A

TO THE CUSTODY AGREEMENT

BETWEEN WORLD FUNDS TRUST AND FIFTH THIRD BANK

April 22, 2015

Amended as of September 20, 2017

Amended as of November 13, 2018

Amended as of February 20, 2019

Amended as of May 29, 2019

Amended as of August 29, 2019

Amended as of February 18, 2021

Name of Fund	Date
Applied Finance Core Fund	April 22, 2015
Applied Finance Explorer Fund	April 22, 2015
Clifford Capital Partners Fund	November 10, 2015
Applied Finance Select Fund	April 21, 2016
DGHM MicroCap Value Fund	April 21, 2016
CBOE Vest S&P 500® Buffer Strategy Fund	April 21, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy Fund	August 24, 2016
CBOE Vest S&P 500® Dividend Aristocrats Target Income Fund	July 14, 2017
SIM U.S. Managed Accumulation Fund	December 29, 2020
SIM Global Managed Accumulation Fund	December 29, 2020
SIM Income Fund	September 20, 2017
Rule One Fund	February 20, 2019
Clifford Capital Focused Small Cap Value Fund	August 28, 2019
Philotimo Focused Growth and Income Fund	February 18, 2021

Signatures:

WORLD FUNDS TRUST

By:	/s/ David A Bogaert
Name: David A Bogaert
Title: President

FIFTH THIRD BANK

By:	/s/ Jennifer Mullen
Name: Ryan Henrich
Title: Vice President